Application for
Group Variable Annuity
Certificate for New York

Issued by Allstate Life Insurance Company of New York
Mail documents to:
Allstate Life Insurance Company
of New York
OVERNIGHT: 3100 Sanders Road - J4A
Northbrook, IL 60062

MAIL: P.O. Box 94036
Palatine, IL 60094-4036
Questions?
Call toll free at 1-800-390-1277.
Fax: 1-847-326-6661
REMEMBER
Keep a copy of all documents for your file.

Application for Variable Annuity

Insurer, as used in this application, means
Allstate Life Insurance Company of New York.
One Allstate Drive, Farmingville, New York 11738

Allstate Life Insurance Company of New York
OVERNIGHT: 3100 Sanders Road - J4A
Northbrook, IL 60062
MAIL: P.O. Box 94036
Palatine, IL 60094-4036

1) Owner
If no Annuitant is specified in section 3, the Owner will be the Annuitant.
Name
Street Address
City     State    Zip
SS#/TIN
Date of birth     Month    Day      Year
o Male   o Female o Trustee         o CRT
Phone #

2) Joint owner (If any)
Name
Relationship to Owner
SS#/TIN
Date of birth     Month    Day      Year
o Male
o Female

3) Annuitant
Complete only if different from the Owner in section 1.

Name
Street Address
City     State    Zip
SS#/TIN
Date of birth     Month    Day      Year
o Male
o Female

4) Beneficiary(ies)
         Designated
         Contingent
Name(s)  Relationship to Owner      Percentage
Name(s)  Relationship to Owner      Percentage

5) Tax-qualified Plans Check the appropriate box in A and B.

A.       o Nonqualified    o Traditional IRAo SEP-IRA   o Roth IRA   o 401(k)
         o 401(a) o 403(b)
         o Other________________________________
B.       o Initial       o Transfer   o Rollover
         Tax year for which initial contribution is being made________

6) Investment Selection
Please check selected investment choice(s) and indicate whole percentage allocations. The initial premium will be allocated as selected here. If dollar cost averaging, see section 7B.

Initial $___________________
Monies remitted via        o Check  o Wire  o 1035   o Tax-qualified transfer
Variable Subaccount Options:
Putnam Variable Trust
o Asia Pacific Growth               ______%
o Diversified Income                ______%
o The George Putnam Fund            ______%
o Global Asset Allocation           ______%
o Global Growth                     ______%
o Growth and Income                 ______%
o Health Sciences                   ______%
o High Yield                        ______%
o Income                            ______%
o International Growth              ______%
o International Growth and Income   ______%
o International New Opportunities   ______%
o Investors                         ______%
o Money Market                      ______%
o New Opportunities                 ______%
o New Value                         ______%
o OTC & Emerging Growth             ______%
o Research                          ______%
o Small Cap Value                   ______%
o Utilities Growth and Income       ______%
o Vista                             ______%
o Voyager                           ______%
o ___________________________       ______%
o ___________________________       ______%


o 7-12 Month DCA Fixed Account      ______%
o Standard Fixed Account            ______%

         Total    ______%

Optional Programs

7A) Automatic rebalancing Program

o Moderate --35% Diversified Income, 20% Investors, 20% Growth and Income, 15% International Growth, 10% OTC & Emerging Growth

o Aggressive -- 25% Investors, 25% Growth and Income, 20% Diversified Income, 15% International Growth, 15% OTC & Emerging Growth

o    Flagship -- 38% Growth and Income, 38% Voyager, 24% International Growth

7B) Dollar cost averaging Program
         Transfer to (select investment option)      Percent per transfer

         -----------------------------      --------------%
         -----------------------------      --------------%
         -----------------------------      --------------%
         -----------------------------      --------------%
                                               Total = 100%

     Number of occurrences (7-12)

     DCA Program length: Minimum 7 months, maximum 12 months.

     All assets must be transferred into the variable subaccounts within 7 to 12 months from the date of enrollment.

     If you wish to dollar cost average from variable subaccounts, please see the form in the back of the booklet.

     The application of the DCA Program to a given purchase payment may be terminated if investment option balances are inadequate by executing the requested transfer/withdrawal. (Termination of the Program with regard to any one purchase payment will not affect the Program with regard to any other purchase payment or the continued availability of the Program for future purchase payments.) In the unlikely event that another financial transaction request is received on the transfer/withdrawal date, the Insurer may delay processing the scheduled transfer/withdrawal if enrolling in the Systematic/Withdrawal Plan.

8) Special Remarks                     (Attach separate page if necessary.)

9) Home office use only


10) Will the annuity applied for replace one or more existing annuity or life insurance contracts? o Yes o No (If yes, explain in Special Remarks, section 8.)

     Have you purchased  another annuity during the current calendar year? o Yes
     o No

     Do you or any joint owner currently own an annuity issued by the Insurer? o Yes o No o

     Optional  Consent  for  Electronic   Distribution  to  my  E-mail  address:
     _________________________________________________  I(we) hereby  consent to the electronic distribution of annuity and fund prospectuses, statements of additional information, shareholder reports, proxy statements and prospectus supplements. I understand that I may revoke this consent at any time, and that absent my revocation, this consent will be valid.

     Dollar Cost Averaging ("DCA") is a method of investing. A primary objective of DCA is to attempt to reduce the impact of short-term price fluctuations on your investment portfolio. If you elect DCA, approximately the same dollar amounts are transferred on a periodic basis (e.g., monthly) from your source Account (e.g., your chosen DCA Program Account) to your selected Subaccount(s). By this method, more Accumulation Units are purchased when the value per Accumulation Unit is low and fewer Accumulation Units are purchased when the value per Accumulation Unit is high. Therefore, a lower average price per Accumulation Unit may be achieved over the long term. This method of investing allows you to take advantage of market fluctuations, but it does not assure a profit or protect against loss in declining markets.

     Under our DCA Program, you may allocate a contract contribution into a designated DCA Account(s) and preauthorize transfers to any of the Subaccounts over a time period. Each month, we will transfer amounts out of the DCA Account(s) into the Subaccounts you selected.

     The interest credited rate applied to assets remaining in the Dollar Cost Averaging Fixed Account(s) (the "DCA Account(s)") exceeds our actual earnings rate on supporting assets less appropriate risk and expense adjustments. We will recover amounts credited over amounts earned from the mortality and expense risk charges described in your certificate. These charges do not increase as a result of allocating money to our DCA Account(s).

o    Receipt of a variable annuity and fund prospectus is hereby acknowledged.

     If not checked, the appropriate prospectus will be mailed to you. I/WE UNDERSTAND THAT ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

     A copy of this application signed by the Agent will be the receipt for the first purchase payment. If the Insurer declines this application, the Insurer will have no liability except to return the first purchase payment.

     I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I agree that this application shall be a part of the annuity issued by the Insurer. The Insurer will obtain written agreement from me for any change in investment allocations,
     benefits,    type    of    plan   or    birthdates.

Owner's signature    ____________________________________________

Joint Owner's signature   ______________________________

Signed at _______________________________ on ___________________________
          City, State                         Date

Do you, as Agent, have reason to believe the product applied for will replace existing annuities or insurance? o Yes o No

Licensed Agent _____________________________  __________________________
               Signature  Print name          Broker/Dealer

Licensed Agent Social Security No. __________________________

                                   __________________________
                                   Address
                                   __________________________
                                   Telephone

For Broker Use Only -- Contact  your home  office  for  program  information.
 o Program A o Program B o Program C